CONSENT AND
FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 29, 2008 (the “Fourth Amendment”) by and among NU HORIZONS ELECTRONICS CORP., a Delaware corporation having its executive offices at 70 Maxess Road, Melville, New York (the “Borrower”), each of the lenders that is a signatory thereto identified under the caption “Lenders” on the signature pages to the Credit Agreement (as defined below) (individually, a “Lender”, and collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as Documentation Agent for the Lenders, JPMORGAN CHASE BANK, N.A., a national banking association, as Syndication Agent for the Lenders, ISRAEL DISCOUNT BANK OF NEW YORK, a New York bank, as Syndication Agent for the Lenders and CITIBANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

The Borrower, the Lenders, the Documentation Agent, the Syndication Agents and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of January 31, 2007, as amended by a Consent and First Amendment to Credit Agreement dated as of June 6, 2007, a Second Amendment dated as of January 4, 2008 and a Third Amendment dated as of May 30, 2008 (collectively, the “Credit Agreement”), pursuant to which certain financial accommodations were made available to the Borrower.

The Borrower has requested that the Lenders and the Administrative Agent consent to the additional time provided for herein to comply with Section 5.11 of the Credit Agreement and modify certain of the terms set forth in the Credit Agreement and the Lenders and the Administrative Agent are willing to grant such consent and modify such terms but only upon and subject to the following terms and conditions.

NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

Section 1. Definitions. Except as otherwise defined in this Fourth Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, and notwithstanding anything to the contrary contained in Section 5.11 of the Agreement, the Lenders consent to the Borrower having a period of thirty (30) days after the Borrower’s purchase of all of the issued and outstanding shares of C-88 A/S, a company incorporated under the laws of Denmark, in accordance with the terms of the Agreement as amended to provide evidence of the Acquisition and the pledge of 65% of such entity’s capital stock to the Administrative Agent.

Section 3. Amendment. Subject to the satisfaction of the conditions precedent specified in Section 4 below:

(A) Section 1.1 of the Credit Agreement is hereby amended by deleting clause (i) of the definition of “Permitted Acquisition” and substituting the following therefor:

“(i) The total consideration, including the cash purchase price for such Acquisition and any Funded Debt incurred or assumed in connection therewith, does not exceed $15,000,000, nor exceed a total consideration of $20,000,000 in the aggregate for Foreign Acquisitions and the aggregate total consideration for all Acquisitions consummated during the Commitment Period does not exceed $25,000,000;”

(B) Section 2.4 of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“2.4 Interest. Interest on each Revolving Credit Loan shall be at a per annum rate to be elected by the Borrower, in accordance with Section 2.5 hereof, and shall be either a fluctuating rate equal to the Prime Rate or, subject to availability, the Reserve Adjusted LIBOR for Interest Periods selected by the Borrower plus 1.50% for the period up to an including 8/28/08 and plus 1.75% for the period commencing 8/29/08. Interest on each Prime Rate Loan shall be payable monthly in arrears to the Administrative Agent for the pro rata benefit of the Lenders, on the first Business Day of each month, commencing on the first such day to occur after the pertinent Revolving Credit Loan is made and upon payment in full thereof. Interest on each Eurodollar Loan shall be payable to the Administrative Agent for the pro rata benefit of the Lenders in arrears (i) in the case of Eurodollar Loans with Interest Periods of three months or less, at the end of each applicable Interest Period and (ii) in the case of Eurodollar Loans with Interest Periods of more than three months, on the numerically corresponding day that falls three months after the beginning of such Interest Period and at the end of the applicable Interest Period. Whenever the unpaid principal balance of any Revolving Credit Loan shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise) interest shall thereafter be payable, on demand, to the Administrative Agent for the pro rata benefit of the Lenders at the Involuntary Rate. Interest on each Revolving Credit Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.”

(C) Section 2.8(a) of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“(a) Commitment Fees. As additional compensation for the Revolving Credit Commitments, the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders a commitment fee for the Commitment Period based on the average daily unused portion of the Total Revolving Credit Commitment (without reference to the Borrowing Base) which fee shall accrue at a rate of .20% for the period up to and including 8/28/08 and at a rate of .25% thereafter.”

(D) Section 6.1 of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“6.1 Capital Base. Maintain a minimum Capital Base, as defined herein, as at 5/31/08 and at the end of each fiscal quarter thereafter of at least the sum of $124,000,000 plus 75% of cumulative consolidated quarterly net income of the Borrower and its Subsidiaries after 5/31/08. In addition, 75% of the net proceeds received by the Borrower or its Subsidiaries from any equity offering will be added to the applicable Capital Base amount required as set forth above for the next succeeding fiscal quarter and in each fiscal quarter thereafter. Net losses, if any, will not be deducted from the applicable calculation of Capital Base. Capital Base shall mean for the Borrower and its Subsidiaries on a consolidated basis the sum of Tangible Net Worth plus Subordinated Debt.”

(E) Section 6.2 of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“6.2 Domestic Capital Base. Maintain a minimum Domestic Capital Base, as defined herein, as at 5/31/08 and at the end of each fiscal quarter thereafter of at least the sum of $116,000,000 plus 75% of cumulative consolidated quarterly net income of the Borrower and its Domestic Subsidiaries after 5/31/08. In addition, 75% of the net proceeds received by the Borrower or its Domestic Subsidiaries from any equity offering will be added to the applicable Domestic Capital Base amount required as set forth above for the next succeeding fiscal quarter and in each fiscal quarter thereafter. Net losses, if any, will not be deducted from the applicable calculation of Domestic Capital Base. Domestic Capital Base shall mean for the Borrower and its Domestic Subsidiaries on a consolidated basis the sum of Tangible Net Worth plus Subordinated Debt, in each case, of the Borrower and its Domestic Subsidiaries.”

Section 4. Conditions Precedent. The consent set forth in Section 2 and the amendments to the Credit Agreement set forth in Section 3 hereof shall become effective, on the date of this Fourth Amendment, upon the execution and delivery of this Fourth Amendment by the Borrower, the Administrative Agent and each of the Lenders and the satisfaction of the following conditions:

(A) Certified Copies and Other Documents. The Administrative Agent shall have received certificates of an officer of the Borrower and each Guarantor dated the date of this Fourth Amendment certifying (x) no changes in their respective certificates of incorporation or by-laws from the date of the Agreement or attaching copies of any amendments, (y) true and correct copies of resolutions adopted by the board of directors of the Borrower and each Guarantor(1) authorizing the borrowings and the other extensions of credit from the Lenders under the Agreement as amended hereby, the execution, delivery and performance by the Borrower and each Guarantor of this Fourth Amendment, and any related documents (2) approving forms in substantially execution form of this Fourth Amendment, and any related documents and (3) authorizing officers of the Borrower and each Guarantor to execute and deliver this Fourth Amendment, and any related documents, and (z) the incumbency and specimen signatures of the officers of the Borrower and each Guarantor executing any documents delivered to the Administrative Agent or a Lender by the Borrower and each Guarantor in connection herewith.

(B) Approval of the Administrative Agent and Agent’s Counsel. All other documents and legal matters in connection with the transactions contemplated by this Fourth Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

Section 5. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and complete on the date of this Fourth Amendment and as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 6. Borrower’s Acknowledgments. The Borrower acknowledges and agrees that the Borrower has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Borrower’s obligations thereunder or if the Borrower did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Fourth Amendment.

Section 7. Acknowledgement of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Fourth Amendment and agree that this Fourth Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Fourth Amendment.

Section 8. Governing Law; Execution in Counterparts. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart. This Fourth Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to New York conflicts of laws principles).

Section 9. Amendment Fee. The Borrower agrees that in consideration for the Lenders executing this Fourth Amendment, it shall pay a fee (the “Amendment Fee”) to the Administrative Agent for the account of each Lender that executed and delivered this Fourth Amendment on or prior to 5:00 p.m. (New York City time) on August 29, 2008 (or such later time as the Borrower and the Administrative Agent shall agree) in an amount equal to $75,000.00 to be shared pro rata among the Lenders so executing and delivering this Fourth Amendment in proportion to their Revolving Credit Commitments. The Amendment Fee shall be earned upon the effective date of this Fourth Amendment and shall be payable on September 3, 2008.

Section 10. Expenses, etc. The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Certilman Balin Adler & Hyman, LLP) in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and the transactions contemplated hereby.

Section 11. Effective Date. This Fourth Amendment is dated for convenience as of August 29, 2008 and shall be effective as of such date, on the delivery of an executed counterpart to the Borrower upon satisfaction of the conditions precedent contained in Section 4 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

Borrower:

NU HORIZONS ELECTRONICS CORP.

By:	/s/Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

Guarantors:

NIC COMPONENTS CORP.

By:	/s/Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

NU HORIZONS INTERNATIONAL CORP.

By:	/s/Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

TITAN SUPPLY CHAIN SERVICES CORP.

By:	/s/Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

RAZOR ELECTRONICS, INC.

By:	/s/Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

NuXCHANGE B2B SERVICES, INC.

By:	/s/Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

Administrative Agent:

CITIBANK, N.A.,
as Administrative Agent

By:	/s/Richard Romano
Richard Romano
Senior Vice President

Documentation Agent:

BANK OF AMERICA, N.A.,
as Documentation Agent

By:	/s/Steven J. Melicharek
Steven J. Melicharek
Senior Vice President

Syndication Agent:

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

By:	/s/John K. Budzynski
Name:	John K. Budzynski
Title:	Senior Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as Syndication Agent

By:	/s/Jeffrey S. Ackerman
Name:	Jeffrey S. Ackerman
Title:	Senior Vice President

By:	/s/Barry Solomon
Name:	Barry Solomon
Title:	First Vice President

Notice Addresses:	Lenders:

CITIBANK, N.A.	CITIBANK, N.A.
730 Veterans Memorial Highway
Hauppauge, NY 11788	By:	/s/Richard Romano
Richard Romano
Senior Vice President

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
395 North Service Road, Floor 3
Melville, NY 11747	By:	/s/John K. Budzynski
	Name:	John K. Budzynski
	Title:	Senior Vice President

ISRAEL DISCOUNT BANK OF NEW YORK	ISRAEL DISCOUNT BANK OF NEW YORK
511 Fifth Avenue
New York, NY 10017	By:	/s/Jeffrey S. Ackerman
	Name:	Jeffrey S. Ackerman
	Title:	Senior Vice President

	By:	/s/Edward Behnen
	Name:	Edward Behnen
	Title:	AVP

BANK OF AMERICA, N.A.	BANK OF AMERICA, N.A.
1185 Avenue of the Americas
New York, NY 10036	By:	/s/Steven J. Melicharek
Steven J. Melicharek
Senior Vice President

SOVEREIGN BANK	SOVEREIGN BANK
330 South Service Road
Melville, NY 11747	By:	/s/Christine Gerula
Christine Gerula
Senior Vice President

HSBC BANK USA, NATIONAL	HSBC BANK USA, NATIONAL
ASSOCIATION	ASSOCIATION
534 Broad Hollow Road
Melville, NY 11747	By:	/s/Christopher J. Mendelsohn
Christopher J. Mendelsohn
First Vice President

CAPITAL ONE, N.A.,	CAPITAL ONE, N.A.,
275 Broadhollow Road	formerly known as North Fork Bank
Melville, NY 11747
By:
Kevin Brown
Senior Vice President

BANK LEUMI USA	BANK LEUMI USA
562 Fifth Ave.
New York, NY 10036	By:	/s/Eric A. Halpern
	Name:	Eric A. Halpern
	Title:	Senior Vice President

NEW YORK COMMERCIAL BANK	NEW YORK COMMERCIAL BANK
1 Jericho Plaza
Jericho, NY 11753	By:	/s/ Robert T. Stratford, Jr.
Robert T. Stratford, Jr.
Senior Vice President